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                       IRVINE APARTMENT COMMUNITIES, INC.
                         CONSENT OF INDEPENDENT AUDITORS
                                  EXHIBIT 23.1




We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of Irvine Apartment Communities, Inc. of our report dated January 31, 1996, included in the 1995 Amended Annual Report to Shareholders of Irvine Apartment Communities, Inc.



We also consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 33-77808) pertaining to the Irvine Apartment Communities, Inc. 1993 Stock Option Plan for Directors and in the Registration Statement (Form S-8 No. 33-77810) pertaining to the Irvine Apartment Communities, Inc. 1993 Long-Term Stock Incentive Plan and in the Registration Statement (Form S-3 No. 33-92036) pertaining to the Irvine Apartment Communities, Inc. Registration of $250,000,000 of Debt Securities, Preferred Stock, Common Stock and Warrants, of our report dated January 31, 1996 with respect to the consolidated and combined financial statements incorporated herein by reference, and our report dated January 31, 1996 with respect to the financial statement schedule included in this Annual Report (Form 10-K/A) of Irvine Apartment Communities, Inc.


                                                               Ernst & Young LLP

Newport Beach, California
March 25, 1996